UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

EVENTURE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172685	27-4387595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

855.986.5669

(Address and telephone number of principal executive offices)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 23, 2014 we entered into an Equity Purchase Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC (“Kodiak”) in order to establish a source of funding for us. Under the Equity Purchase Agreement, Kodiak has agreed to provide us with up to $3,000,000 of funding upon effectiveness of a registration statement on Form S-1. Following effectiveness of the registration statement, we can deliver puts to Kodiak under the Equity Purchase Agreement under which Kodiak will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice, which investment amount may be any amount up to $3,000,000 less the investment amount received by us from all prior puts, if any. Puts may be delivered by us to Kodiak until the earlier of December 31, 2015 or the date on which Kodiak has purchased an aggregate of $3,000,000 of put shares. The number of shares of our common stock that Kodiak will purchase pursuant to each put notice will be determined by dividing the investment amount specified in the put by the purchase price. The purchase price per share of common stock will be set at eighty (80%) of the Market Price for our common stock with Market Price being defined as the lowest daily value weighted average trading price for our common stock for any trading day during the five consecutive trading days immediately following the date of our put notice to Kodiak (the “Valuation Period”). There is no minimum amount that we must put to Kodiak at any one time. Pursuant to the Equity Purchase Agreement, Kodiak and its affiliates will not be required to purchase shares of our common stock that would result in Kodiak’s beneficial ownership equaling more than 9.99% of our outstanding common stock. Upon delivery of a put notice, we may, at our option, designate a floor price (the “Floor Price”) for the Market Price calculation. If the applicable Market Price for the Valuation Period is below the Floor Price, the Market Price will be deemed to be the Floor Price. Under such circumstances, Kodiak may, at its option, purchase any amount of shares covered by the put but is not required to purchase any specified amount of shares.

In June 2014, Kodiak received a one-time issuance of 85,714 restricted shares of our common stock as a commitment fee for the investment. In addition, we paid a $10,000 document preparation fee to Kodiak.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report.

Exhibit Number	Description

10.1	Equity Purchase Agreement between Registrant and Kodiak Capital Group, LLC dated July 23, 2014
10.2	Registration Rights Agreement between Registrant and Kodiak Capital Group, LLC dated July 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.

Date: July 24, 2014	By:	/s/ Gannon Giguiere
Name: Gannon Giguiere
Title: CEO and Secretary